Rancher Energy Corp. Announces Appointment of John Dobitz as Head of Enhanced Recovery Operations
Thursday October 5, 9:00 am ET

DENVER, CO--(MARKET WIRE)--Oct 5, 2006 -- Rancher Energy Corp. (OTC BB:RNCH.OB - News) (the "Company") is pleased to announce and welcomes the appointment of industry veteran and reservoir engineering expert, Mr. John Dobitz, as Senior Vice President, Engineering.

Since 2000 Mr. Dobitz was the Director of Reservoir Engineering for the Kinder Morgan CO2 Company. He is an expert in the technical and business aspects of EOR, with a major emphasis on miscible and immiscible CO2 flooding. In supervising the 5 member Kinder Morgan engineering team in Houston, Mr. Dobitz held responsibility of reserve assessment, reservoir engineering, reservoir simulation, and other long range support of Midland reservoir engineers.

One of Mr. Dobitz's notable accomplishments at Kinder Morgan was to assist in dramatically increasing oil production from the Company's SACROC field. When he started, equity production was about 6,000 b/d. After leading the team to justify a new pipeline to bring in the necessary volumes of CO2 and charting the course of the future field development plan, equity production grew to 25,000 b/d. The acquisition of additional fields and the successful application of EOR from his team brought equity production to 36,800 b/d. Current gross production at Kinder Morgan is about 58,000 b/d, making it the 3rd largest onshore producer in Texas.

From 1985 to 2000, Mr. Dobitz worked at Texaco in various reservoir engineer and project engineering capacities. From 1980 to 1985, Mr. Dobitz worked at Getty Oil conducting routine and special core analysis, PVT studies, and slim tube experiments. From 1978 to 1980, he worked at the Cabot Corporation as Plant Engineer, responsible for general maintenance and instrumentation for the Cabot special carbon black plant and liaison between contractors and plant personnel on major construction projects.

Company President John Works comments, "We believe that John can achieve impressive results for Rancher Energy as he did at Kinder Morgan. He has the technical skills, experience, and engineering vision to put Rancher Energy on a very fast track. John has analyzed successes and failures in the CO2 business and has learned what actions are critical. He has extensive experience with flood design relative to varying geology, knows what information is valuable, and how to obtain it. He has also been very successful in coordinating teams of specialists and service providers, and is familiar with the cash flow and financial aspects of a CO2 business. In addition, he also brings a demonstrated ability to communicate a company's objectives and goals in a meaningful manner to individuals unfamiliar with CO2 EOR."

Mr. Dobitz received a degree in Petroleum Engineering from the University of Houston (M.S. 1986) and a degree in Chemical Engineering from the University of Nebraska (B.S. 1976). He currently resides in Houston, Texas, but has indicated he plans to relocate to Denver in the near future.

His employment with the Company commences on October 16, 2006.

ABOUT THE COMPANY

Rancher Energy Corp. focuses on the oil & gas sector by specializing in evaluating older, historically productive fields in order to determine their potential for secondary and tertiary recovery. Management plans to determine the economics, and where viable, proceed with development of the assets into producing wells. Current high oil & gas prices alongside advances in technology are expected to make these assets an attractive source of potentially recoverable oil & gas reserves.

Forward-Looking Statements:

This press release includes forward-looking statements as determined by the U.S. Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which the Company has little or no control. The Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.

ON BEHALF OF THE BOARD
Rancher Energy Corp.

John Works, President

Contact:
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Visit our website at http://www.rancherenergy.com